[MicroMuse Logo]

                                 MICROMUSE INC.

                               139 Townsend Street
                             San Francisco, CA 94107
                             -----------------------

                                December 29, 1999

Dear Micromuse Stockholder:

      We cordially invite you to attend the Annual Meeting of Stockholders of Micromuse Inc., which will be held at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, California 94105, on Wednesday, January 26, 2000, at 10:00 a.m., pacific standard time.

      Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Gregory Q. Brown

Gregory Q. Brown
Chairman of the Board and
Chief Executive Officer

                                 MICROMUSE INC.
                               139 Townsend Street
                         San Francisco, California 94107

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held January 26, 2000

      The Annual Meeting of Stockholders (the "Annual Meeting") of Micromuse Inc. (the "Company") will be held at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, California 94105, on Wednesday, January 26, 2000, at 10:00 a.m., pacific standard time, for the following purposes:

      1. To elect three directors of the Board of Directors to serve until the 2002 Annual Meeting or until their successors have been duly elected and qualified;

      2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending September 30, 2000; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on December 14, 1999, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's principal executive offices located at 139 Townsend Street, San Francisco, CA 94107, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                               BY ORDER OF THE BOARD OF DIRECTORS,

                               /s/ Gregory Q. Brown

                               GREGORY Q. BROWN
                               Chairman of the Board and Chief Executive Officer

San Francisco, California
December 29, 1999

-------------------------------------------------------------------------------
                                    IMPORTANT

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

--------------------------------------------------------------------------------

                                [Micro Muse Logo]

                               139 Townsend Street
                         San Francisco, California 94107
                                 ---------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         To be held on January 26, 2000
                                 ---------------

                               GENERAL INFORMATION

      The enclosed proxy is solicited on behalf of the Board of Directors of Micromuse Inc., a Delaware corporation ("Micromuse" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, California 94105, on Wednesday, January 26, 2000, and at any adjournment or postponement of the Annual Meeting. These proxy solicitation materials were first mailed on or about December 31, 1999, to all stockholders entitled to vote at the Annual Meeting.

                               PURPOSE OF MEETING

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

      The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On December 14, 1999, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 16,305,271 shares of Common Stock outstanding. Each stockholder of record on December 14, 1999 is entitled to one vote for each share of Common Stock held by such stockholder on such date. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

      The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

      Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The three nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted towards a nominee's total. Stockholders may not cumulate votes in the election of directors.

      Proposal 2. Ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2000 requires the affirmative vote of a majority of those shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

Proxies

      Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1) and FOR Proposal No. 2, and in the discretion of the proxy holder as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

      The cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders will be borne by the Company. The Company may retain and pay for the services of a proxy solicitor, plus out-of-pocket expenses. In addition, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telecopy or telegram. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

      The Company's Certificate of Incorporation provides for a Classified Board of Directors, with the terms of office of each of the two classes of Directors ending in successive years. The Company currently has authorized five directors on the Board. Nominations for election of directors at the Annual Meeting were made by the full Board of Directors of the Company. At the Annual Meeting, three directors are to be elected as Class II directors, to serve until the Company's Annual Meeting following the end of fiscal year 2001, or until their successors are elected and qualified. The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of December 14, 1999, their positions and offices held with the Company and certain biographical information are set forth below. Each Nominee for election has agreed to serve if elected, and management has no reason to believe that any Nominee will be unavailable to serve. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the Nominees named below. The three Nominees receiving the highest number of affirmative votes of the shares represented and voting on this proposal at the Annual Meeting will be elected directors of the Company.

                                  Year First
   Nominees               Age   Elected Director     Positions & Offices Held with the Company
   --------               ---   ----------------     -----------------------------------------
Gregory Q. Brown          39         1999            Chairman of the Board and Chief Executive Officer

Michael E.W. Jackson(1)   49         1994            Director

Kathleen M.H. Wallman     42         1999            Director

----------
(1)   Member of Audit Committee, Compensation Committee and Stock Option
Committee

      Mr. Brown was named Chairman and CEO of Micromuse Inc. in February 1999. His 19 years of high-tech experience includes leadership positions in the telecommunications, data networking, cable TV and computer software industries. From September 1996 until joining Micromuse Inc., Brown served as president of Ameritech Custom Business Services, a unit of Ameritech Corporation that provides large business customers with custom communications and information technology. This $1.4 billion unit served many Fortune 500 companies as a single source for the provisioning and management of network and desktop-based voice, data, video, and local-access services. For the three years prior to his position at Custom Business Services, Brown was president of Ameritech New

Media Inc. As president, Brown was responsible for all of Ameritech's consumer cable TV operations. Additionally Brown was a member of the board of directors of Americast, the video programming joint venture involving Ameritech, The Walt Disney Company, GTE, Bell South, and Southern New England Telephone. Before joining Ameritech in 1987, Brown held a variety of sales and marketing positions with AT&T in Detroit, Michigan for five years. He also worked for the IBM Company in various sales and support capacities in the early 80's. Mr. Brown received his degree in Economics from Rutgers University in June 1982.

      Mr. Jackson has been a director of the Company since July 1998. Mr. Jackson has also been a director of the Company's or its subsidiary Micromuse plc since September 1993. Mr. Jackson has been a Chairman of Elderstreet Investments, a venture capital and investment house since 1990. Since January 1998, Mr. Jackson has served as Deputy Chairman of Planit plc. Mr. Jackson has also served as a non-executive director for Hat Pin plc since June 1996 and Spargo Consulting plc since May 1994. Mr. Jackson has also served as a director of Sage Group plc., an accounting software company, since July 1984 and as non-executive chairman since September 1997. Mr. Jackson received his LLB in Law from Cambridge University.

      Ms. Wallman has been a director of the Company since May 6, 1999. Wallman held several senior positions at the FCC and in the White House from 1994 until November 1997, serving as Chief of the Common Carrier Bureau at the FCC and as Deputy Assistant to the President for Economic Policy and Counselor and Chief of Staff of the National Economic Council. In November 1997 Wallman founded and she still leads Wallman Strategic Consulting, LLC, providing strategic advice in the areas of telecommunications, information technology, and communications infrastructure issues. Prior to joining the administration, she was a partner at the Washington D.C. based law firm of Arnold & Porter. Wallman received her B.A. from the Catholic University of America where she was graduated in 1979 summa cum laude, Phi Beta Kappa. She earned a J.D. from Georgetown University Law Center graduating in 1984 magna cum laude, and at the same time, a M.S. from Georgetown's Walsh School of Foreign Service, graduating with honors.

Continuing Directors

      Set forth below is information regarding the continuing Directors of the Company, including their ages, the period during which each has served as a Director, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered. Their terms as Class I directors are scheduled to end at the Company's Annual Meeting following the end of fiscal year 2000.

      Stephen Allott, age 41, has served as the Company's President and as a director since October 1998 and as the Company's Chief Financial Officer since July 1998. Mr. Allott served as the Company's Senior Vice President, Finance from September 1997 to July 1998. From June 1997 to September 1997, Mr. Allott served as Vice President, Global Telco Industry. From April 1996 to September 1997, Mr. Allott served as Managing Director, Micromuse Europe. From September 1995 to April 1996 he served as the Company's Business Development Director. Mr. Allott has also been a director of Micromuse plc since March 1996. Prior to joining the Company, Mr. Allott served as a strategy consultant with McKinsey & Company from September 1990 to September 1995. From May 1988 to September 1990, Mr. Allott served as United Kingdom legal counsel for Sun Microsystems, UK. Mr. Allott received his M.A., Law from Trinity College, Cambridge and was called to the English Bar at Gray's Inn.

      David C. Schwab, age 42, has been a director of the Company since December 1996. Mr. Schwab has been a general partner of Sierra Ventures since June 1996. Prior to joining Sierra Ventures, Mr. Schwab co-founded Scopus Technology, Inc., a client-server software systems company, and served in various capacities from August 1991 to June 1996, most recently as Vice President of Sales. Mr. Schwab has also been a director of SalesLogix since August of 1998 and Fat Brain from December 1996 until November 1999, and several private companies. He received his B.A. in Systems Engineering from University of California San Diego, an M.S. and ENG. in Aerospace Engineering from Stanford University, and an MBA from Harvard Business School.

Board of Directors Meetings and Committees

      During the fiscal year ended September 30, 1999, the Board of Directors held ten meetings and acted by written consent on one occasion. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. During such year the Board of Directors had an Audit Committee, a Compensation Committee and a Stock Option Committee.

      During the fiscal year ended September 30, 1999, the Audit Committee held four meetings. The Audit Committee currently consists of two directors, Messrs. Jackson and Schwab. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audits, fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company.

      During the fiscal year ended September 30, 1999, the Compensation Committee acted by Written Consent on nine occasions and met in conjunction with the full Board of Directors on ten occasions. The Compensation Committee currently consists of two directors, Messrs. Jackson and Schwab. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company and will administer the 1997 Stock Option/Stock Issuance Plan, 1998 Stock Option Plan and Employee Stock Purchase Plan (collectively "Stock Plans").

Director Compensation

      Directors are reimbursed for reasonable expenses incurred by them in attending meetings of the Board of Directors and any applicable Committee meetings. Non-employee directors may also receive periodic option grants under the Company's 1997 Stock Option/Stock Issuance Plan ("1997 Option Plan"). Michael E.W. Jackson received $20,000 in cash for his service as a Board member and received $3,000 for each meeting of the Board of Directors that he attended in Fiscal 1999. On December 11, 1998 Mr. Jackson also received a stock option for 25,000 shares under the 1997 Option Plan. On September 23, 1999, the Board of Directors unanimously approved discontinuance of cash compensation for non-employee directors and approved the issuance to non-employee directors of options to purchase 20,000 shares of the Company's stock at the fair market value of the stock on October 1, 1999 (the first day of the Company's fiscal year 2000).

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 30, 1999 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors and the executive officers named in the "Executive Compensation -- Summary Compensation Table," and (iii) all current directors and executive officers as a group.

      Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                                                        Shares of Common Stock
                                                                                       Beneficially Owned (1)(2)
                                                                   ----------------------------------------------------------------
Beneficial Owner                                                          Number of Shares                 Percentage Ownership
---------------------------------------------------------------    -------------------------------     ----------------------------
Pilgrim Baxter & Associates (3) ............................               1,523,500                              9.3%
      825 Duportail Road
      Wayne, PA 19087

Essex Investment Management & Research (3) .................               1,407,920                              8.6%
     125 High Street
     29th Floor
     Boston, MA 02110

Fidelity Management & Research (3)..........................               1,393,500                              8.5%
     One Federal Street
     Boston, MA 02109

                                                                                        Shares of Common Stock
                                                                                       Beneficially Owned (1)(2)
                                                                   ----------------------------------------------------------------
Beneficial Owner                                                          Number of Shares                 Percentage Ownership
---------------------------------------------------------------    -------------------------------     ----------------------------
Franklin Advisers, Inc (3)..................................               1,202,477                              7.4%
     777 Mariners Island Blvd.
     Seventh Floor
     San Mateo, CA 94404
Stephen A. Allott  (4)......................................                 82,661                                *
     Disraeli House
     90 Putney Bridge Road
     London, U.K.  SW18 1DA
Gregory Q. Brown (5) .......................................                 70,167                                *
     139 Townsend Street, 5th Floor
     San Francisco, CA  94117
James B. De Golia (6) ......................................                 17,999                                *
     139 Townsend Street, 5th Floor
     San Francisco, CA  94117
Michael S. Donohue (7) .....................................                 10,441                                *
     139 Townsend Street, 5th Floor
     San Francisco, CA  94117
David N. Dorrance  (8)......................................                 52,395                                *
     Disraeli House
     90 Putney Bridge Road
     London, U.K.  SW18 1DA
Michael E.W. Jackson (9)....................................                 13,779                                *
     Elderstreet Investments Ltd.
     32 Bedford Road
     London WC1R 4HE
David C. Schwab (10)........................................                186,131                                1%
     3000 Sand Hill Road
     Building 4, Suite 210
     Menlo Park, CA 94025
Peter Shearan (11) .........................................                 67,840                                *
     Disraeli House
     90 Putney Bridge Road
     London, U.K.  SW18 1DA
Kathleen M. H. Wallman (12) ................................                 1,867                                 *
     555 - 12th Street NW
     Suite 321
     Washington, DC 20004
Directors and Executive Officers as a group                                 503,280                                3%
( 9 persons)  (12)..........................................

----------
*  Less than one percent of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of November 30, 1999, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage ownership is based on 16,305,242 shares of Common Stock outstanding on November 30, 1999.

(3)   As of September 30, 1999.

(4) Includes 81,411 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 1999.

(5) Includes 66,667 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 1999.

(6) Includes 17,499 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 1999.

(7) Includes 9,624 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 1999.

(8) Includes 6,250 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 1999.

(9) Includes 8,438 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 1999.

(10) Includes 1,667 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 1999.

(11) Includes 66,379 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 1999.

(12) Includes 1,667 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of November 30, 1999.

                          COMPENSATION COMMITTEE REPORT

Report of Executive Compensation

      This Report describes the compensation policies and rationale applied to the compensation paid to the Company's executive officers for the fiscal year ended September 30, 1999.

Purpose

      For the 1999 fiscal year the Board of Directors, with the recommendation of the Compensation Committee, established the level of base salary and bonus programs to be paid to the Chief Executive Officer, President and Chief Financial Officer and other executive officers of the Company and administered the Company's Stock Plans. In addition, the Board approved the hiring of the Chief Executive Officer and his compensation, bonus, option grants and employment terms and conditions. The Board also approved the hiring, option grants, compensation, and employment terms of other executive officers hired during the year and the individual bonus programs to be in effect for the officers and certain other key employees each fiscal year.

   For the 1999 fiscal year, the process used to determine executive officer compensation levels was based upon the Board's judgment, with reference to outside sources. Among the factors considered by the Compensation Committee and the Board were the recommendations of the Chief Executive Officer and President and Chief Financial Officer with respect to the compensation of the Company's executive officers. However, the Board made the final compensation decisions for all officers.

General Compensation Policy

      The Company's executive compensation policy is to offer the Company's executive officers competitive compensation opportunities based upon increasing stockholder value and individual achievement of defined objectives. The policy is intended to be competitive in order to recruit, retain and motivate people of needed capabilities. It is the Company's objective to have compensation be highly competitive with that of public software companies (the "Peer Companies"). Compensation should include meaningful equity in the Company, which strengthens the mutuality of interests between the executive officers and the stockholders. Each executive officer's compensation package is generally comprised of three elements: (i) base salary, (ii) cash incentive bonuses, and (iii) long-term common stock-based incentive awards.

Base Salary

      The base salary for each executive officer is set on the basis of responsibilities, personal performance and a review of comparable positions at the Peer Companies. The level of base salary set for such executive officers to date has been comparable to the surveyed compensation data for the Peer Companies.

Annual Incentive Compensation

      The performance of the Company substantially exceeded the Company's Fiscal 1999 targets. On an annual or more frequent basis, it is the policy of the Board or Compensation Committee to establish a set of objectives for executive officers based on Company performance and on achievement of individual objectives. At the end of the fiscal year or other measurement period, the Board or Compensation Committee will evaluate the objectives to determine whether the specified objectives were met and will determine whether extraordinary accomplishments should be considered in determining the bonus award. For 1999, target incentives varied by group and each officer's objectives required achievement of his group's objectives, as well as achievement of corporate revenue and/or corporate bookings. For 1999, actual bonuses paid reflected an individual's accomplishment of both corporate and functional objectives, with approximately equal weight being given to achievement of corporate and functional objectives.

Long-Term Incentive Compensation

      During the 1999 fiscal year, the Compensation Committee, in its discretion, made option grants to key employees, including executive officers under the 1997 Option Plan. The size of each grant was set at a level that together with past option grants the Board and the Compensation Committee deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company. However, other factors considered include: the individual's potential for future responsibility, the individual's performance in the recent period, and the number of unvested options held by the individual at the time of the new grant.

      The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date or later date) over a specified period of time. The option generally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

CEO Compensation

      The annual base salary, bonus and option grants for Mr. Brown, the Company's Chairman of the Board and Chief Executive Officer, was established by the Board based on advice from recruiting and compensation experts at Heidrick & Struggles and on the Board's subjective evaluation of his capabilities and duties at the time he was hired. Under the terms of his February 17, 1999 Employment Agreement, Mr. Brown will receive a base salary of $350,000 per year and his bonus is targeted at $350,000 in the first year. He also received options to purchase a total of 800,000 shares of the Company's Common Stock, comprised of: 320,000 shares that vest after 18 months of continuous employment; 320,000 shares that vest monthly over his first 48 months of employment; and 160,000 shares that vest, commencing October 1, 2000, over periods of 24 months or 48 months, depending on Company performance. The Employment Agreement also provides for twelve months of base salary, pro-rated bonus in the event his employment terminates other than for cause or permanent disability or with good reason. Within the first year of employment if the Company experiences a change in control and Mr. Brown is terminated (not for cause or permanent disability) or if he resigns for good reason within 18 months following such change in control, then 50% of Mr. Brown's unvested option shares will become vested. If the Company experiences such a change in control, and such termination occurs following Mr. Brown's completion of 12 months of employment with the Company, then all of Mr. Brown's unvested option shares will become vested. The Agreement also includes non-competition, non-solicitation and other restrictive covenants, including an obligation to sign a release in order to receive such termination benefits.

Tax Limitation

      Under the federal tax laws, a publicly held company such as Micromuse Inc. will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. It is not expected that the compensation to be paid to the Company's executive officers for the 1999 fiscal year will exceed the $1 million limit per officer. In order to qualify option grants under the Company's 1997 Stock Option/Stock Issuance Plan for an exemption available to performance-based compensation, the stockholders have approved certain provisions of that Plan, including a limit on the maximum number of option shares that any one participant may receive each calendar year. Accordingly, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1997 Stock Option/Stock Issuance Plan with an exercise price equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                        COMPENSATION COMMITTEE


                                             David C. Schwab
                                             Michael E.W. Jackson

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company's Board of Directors was formed in February, 1999 and the members of the Compensation Committee are Messrs. Jackson and Schwab. None of the members of the Compensation Committee was at any time during the 1999 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                             STOCK PERFORMANCE GRAPH

      The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between February 13, 1998 (the date the Company's Common Stock commenced public trading) and September 30, 1999, with the cumulative total return of (i) the S&P 500 Index and (ii) the Nasdaq Stock Market - U.S. Index, over the same period. This graph assumes the investment of $100.00 on February 13, 1998 in the Company's Common Stock, the S&P 500 Index and the Nasdaq Stock Market - U.S. Index, and assumes the reinvestment of dividends, if any.

      The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Standard & Poor's Compustat Total Return Service, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

           Comparison of Cumulative Total Return Among Micromuse Inc., the S&P 500 Index and the Nasdaq Stock Market - U.S. Index

                          NEW CHART TO BE INSERTED HERE

      The Company effected its initial public offering on February 12, 1998 at a per share price of $12.00. The graph above, however, commences with the closing price of $18.88 per share on February 13, 1998 -- the date the Company's Common Stock commenced public trading.

      Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

Executive Compensation

      The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated officers whose salary and bonus for the fiscal year ended September 30, 1999 exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the fiscal year ended September 30, 1999.

                           Summary Compensation Table

                                                                                     Long-Term
                                                       Annual Compensation         Compensation
                                                --------------------------------------------------
                                                                                      Awards
                                                                                  ----------------
                                                                                    Securities
                                                Fiscal                              Underlying
          Name and Principal Position            Year    Salary($)     Bonus($)     Options(#)
--------------------------------------------------------------------------------------------------
Gregory Q. Brown (1) ........................    1999       204,166       230,417        800,000
   Chairman of the Board and
   Chief Executive Officer
Stephen A. Allott............................    1999       257,141       253,395        100,000
   Director, President and Chief Financial       1998       226,716         9,767             --
   Officer                                       1997       161,581            --         19,033
James B. De Golia (2) .......................    1999       135,000        30,000         70,000
   Senior Vice President, Secretary
   and General Counsel
Michael S. Donohue (3) ......................    1999       150,910       472,399         90,000
   Senior Vice President ,
   Sales and Business Operations
Peter Shearan................................    1999       148,113        37,673         35,000
   Senior Vice President,                        1998       140,201         6,869         15,000
   Technical Services                            1997       110,444            --         72,484
David N. Dorrance (4)........................    1999       109,520       301,362         35,000
   Senior Vice President, Sales                  1998       149,561       233,524         20,000
                                                 1997        32,158            --         65,000

--------------

(1) Mr. Brown commenced his employment on February 17, 1999.

(2) Mr. De Golia commenced his employment on January 1, 1999.

(3) Mr. Donohue commenced his employment on October 22, 1998.

(4) Mr. Dorrance resigned his employment in April of 1999.

Option Grants

      The following table contains information concerning the stock option grants made to each of the Named Executive Officers in the fiscal year ended September 30, 1999. No stock appreciation rights were granted to these individuals during such year.

                                                                   Individual Grant
                                                        ---------------------------------------
                                                                                                       Potential
                                            Number of    % of Total                                Realizable Value at
                                            Securities    Options                                        Assumed
                                            Underlying    Granted                                    Annual Rates of
                                             Options         to         Exercise                 Stock Price Appreciation
                                             Granted     Employees        Price    Expiration       for Option Term (3)
                                                             in                                 ---------------------------
                   Name                        (#)      1999 (1)(%)     ($/Sh) (2)    Date        5% ($)       10% ($)
------------------------------------------- ----------- -------------   ---------   ----------- ----------    -------------
Gregory Q. Brown .........................     480,000       21.4          29.625   03/01/09     8,942,882    22,663,018
                                               320,000       14.3          29.625   03/01/09     5,961,921    15,108,679
Stephen A. Allott ........................     100,000        4.5           8.750   10/08/05       356,213       830,127
James B. De Golia ........................      70,000        3.1          17.625   01/01/09       775,899     1,966,280
Michael S. Donohue .......................      50,000        2.2          13.438   10/22/08       422,554     1,070,836
                                                40,000        1.8          39.875   05/28/09     1,003,087     2,542,019
Peter Shearan ............................      25,000        1.1           8.750   10/08/05        89,053       207,532
                                                10,000          *          26.250   01/13/06       106,864       249,038
David N. Dorrance.........................      25,000        1.1           8.750   10/08/05        89,053       207,532
                                                10,000          *          26.250   01/13/09       165,085       418,357

---------------------------------------------------------------------------------------------------------------------------

*     Less than one percent of the Total Options Granted to Employees in fiscal
      1999.

(1)   Based on an aggregate of 2,241,963 option shares granted in fiscal 1999.

(2) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the option grant date, which is equal to the closing price, as reported by the Nasdaq National Market System on the option grant date. The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless broker-assisted exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% or 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Option Exercises and Fiscal Year-End Values

      The following table sets forth information concerning the year-end number and value of unexercised options; and the following table also sets forth the number of options exercised during fiscal year 1999 with respect to each of the Named Executive Officers. No stock appreciation rights were exercised by the Named Executive Officers in fiscal year 1999, and no stock appreciation rights were outstanding at the end of that year.

                                                                                                        Value of
                                            Shares                           Number of                Unexercised
                                            Acquired                   Securities Underlying          in-the-Money
                                            on              Value       Unexercised Options             Options
                                            Exercise      Realized        at FY-End(#)(2)           at FY-End($)(3)
                                            ----------- ----------     ----------------------   --------------------------
                   Name                        (#)        ($) (1)       Vested      Unvested      Vested      Unvested
------------------------------------------- ----------- ----------      -------     ---------   ----------  --------------
Gregory Q. Brown .........................        --           --        40,000       760,000    1,385,000   26,315,000
Stephen A. Allott ........................    15,000      779,712        63,575       106,062    3,974,336    5,924,328

                                                                                                        Value of
                                                                                                        Value of
                                            Shares                           Number of                Unexercised
                                            Acquired                   Securities Underlying          in-the-Money
                                            on              Value       Unexercised Options             Options
                                            Exercise      Realized        at FY-End(#)(2)           at FY-End($)(3)
                                            ----------- ----------     ----------------------   --------------------------
                   Name                        (#)        ($) (1)       Vested      Unvested      Vested      Unvested
------------------------------------------- ----------- ----------      -------     ---------   ----------  --------------
James B. De Golia ........................        --            --          --       70,000            --    3,263,750
Michael S. Donohue .......................        --            --          --       90,000            --    3,515,600
Peter Shearan ............................        --            --      61,112       61,372     3,756,475    3,347,846
David N. Dorrance.........................    44,895     1,379,585          --       75,105            --    4,179,815

--------------
(1) The amounts in this column are equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares.

(2) Any shares purchased under the options will be subject to vesting requirements and may be repurchased at the original exercise price per share upon the optionee's cessation of service prior to vesting in such shares.

(3) Based on the fair market value of the Company's Common Stock at fiscal year end ($64.25 per share), and such value is equal to the closing price, as reported by the Nasdaq National Market System, less the exercise price payable for such shares.

             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

The Company's executive officers have standard offer letters with the Company that set forth their base salary, option grant and eligibility to participate in employee benefit programs available to similarly situated employees, except as noted below. The Company's executive officers do not have any severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. Mr. Brown's employment agreement is described in the Compensation Committee Report. Allott's terms of employment provide that he be given twelve months notice should he be terminated other than for cause after October 2000. Mr. De Golia's offer letter also provides that the Company must provide twelve month notice of termination in the event of termination without cause or resignation for defined good reasons and vesting of his options will accelerate if he is terminated without cause within twelve months of a change of control. He is also obligated to sign a release non-competition agreement in order to receive such termination benefits.

      Upon a Corporate Transaction, the vesting of each outstanding option shall automatically accelerate so that each such option shall become fully vested and exercisable (and applicable repurchase rights shall lapse), except to the extent any such option is assumed or replaced with a comparable option or cash incentive program by the successor corporation. In addition, the Plan Administrator, the Board or an authorized committee, shall have the discretion to provide for the automatic vesting acceleration of any options upon the occurrence of a Corporate Transaction or Change in Control or upon an involuntary termination following such a transaction. See "Proposal 2 - Amendment to the 1997 Stock Option/Stock Issuance Plan."

----------

             PROPOSAL NO. 2 -- RATIFICATION OF INDEPENDENT AUDITORS

      The Board of Directors has appointed the firm of KPMG LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 2000. KPMG LLP has audited the Company's financial statements since the fiscal year ended September 30, 1995.

      A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1999 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 fiscal year except for option grants made by the Company to Messrs. Brown, De Golia and Donohue. The Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that one late Form 4 was filed by David C. Schwab.

                                    FORM 10-K

      THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR FISCAL YEAR 1999, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO MICROMUSE INC., 139 TOWNSEND STREET, SAN FRANCISCO, CALIFORNIA 94107, ATTN:
INVESTOR RELATIONS.

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

      Stockholder proposals that are intended to be presented at the 2001 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than November 29, 2000 in order to be included. Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2001 annual meeting of stockholders does not notify the Company of such proposal on or prior to November 29, 2000, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2000 proxy statement. The Company currently believes that the 2001 annual meeting of stockholders will be held during the last week of January 2001. Such stockholder proposals should be addressed to Micromuse Inc., 139 Townsend Street, San Francisco, CA 94107, Attn: Investor Relations.

                                  OTHER MATTERS

      The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                             BY ORDER OF THE BOARD OF DIRECTORS
                                             OF MICROMUSE INC.

San Francisco, California
December 29, 1999

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

      THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                         Please mark
                                                        your votes as     |X|
                                                        indicated in
                                                        this example

                                                                FOR all nominees
                                                                   except for
                                                                    nominees
1. To elect the following directors to         FOR     WITHHELD   written below.
serve for a term ending upon the 2001
Annual Meeting of Stockholders or until        |_|       |_|           |_|
their successors are elected and
qualified;

Nominees: Gregory Q. Brown     Michael E. W. Jackson      Kathleen M. H. Wallman

2. To ratify the appointment of              FOR          AGAINST        ABSTAIN
KPMG Peat Marwick LLP as the Company's
Independent accountants for the fiscal       |_|            |_|            |_|
year ending September 30, 2000.

NOMINEES EXCEPTION(S)


-------------------------------------------------

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature(s)_____________________________________________________________
Date_____________, 2000 Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------

PROXY
                                 MICROMUSE INC.
                   139 TOWNSEND STREET, SAN FRANCISCO CA 94107

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MICROMUSE INC.
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 26, 2000

The undersigned holder of Common Stock, par value $0.01, of Micromuse Inc. (the "Company") hereby appoints Gregory Q. Brown and James B. DeGolia severally proxy for the undersigned, with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, January 26, 2000 at 10:00 a.m. pacific standard time, at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, California, 94105 and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS (PROPOSAL 1) AND FOR RATIFICATION OF INDEPENDENT AUDITORS (PROPOSAL 2) AND IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS (PROPOSAL 1), AND "FOR" PROPOSAL 2. TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF MICROMUSE INC., YOU MAY SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

      PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE